AURELIO COMPLETES ACQUISITION OF 10 NEVADA GOLD PROJECTS

LAKEWOOD, COLORADO June 17, 2009 News Release #09-05

Aurelio Resource Corporation (OTCBB : AULO, Frankfurt : F3RA) is pleased to report that the Company has completed the acquisition of a portfolio of ten highly-prospective gold exploration and development projects in Nevada (the "C3 Nevada Assets") from C3 Resources, Inc. ("C3").

The C3 Nevada Assets (as detailed in Aurelio's May 27, 2009 news release) were purchased in exchange for 47,500,000 restricted common share valued at $0.10/share.

No finder's fees or commissions were paid in regards to this acquisition.

Stephen Doppler, President and CEO of Aurelio Resource Corporation stated, "The closing of this transaction provides Aurelio with a strong pipeline of gold projects in several of the major gold trends in Nevada, and represents an important step in the company's strategic transformation to becoming a significant gold exploration and development company. As a result of this acquisition, the board will be strengthened by three highly-qualified and experienced directors who will add value to Aurelio's projects. We are pleased to have structured this deal, which will create long-term value to both C3 and Aurelio's shareholders, in these current markets."

On behalf of the Board of Directors,

Stephen B. Doppler

President & CEO

303-795-3030

800-803-1371

About the Company

Aurelio Resource Corporation holds a 3% NSR interest in the Hill (Arizona) Copper-Zinc Project, which contains an estimated resource of 63.8 million tons grading 0.56% copper-equivalent. Aurelio has also acquired the rights to explore, and an option to purchase, the Gavilanes gold deposit in Durango, Mexico.

For additional information, please visit our website www.AurelioResource.com

Legal Notice Regarding Forward Looking Statements

Statements in this news release that are not historical are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934 as amended. Forward-looking statements are statements that are not historical facts and are generally, but not always, identified by the words "expects", "plans", "anticipates", "believes", "intends", "estimates", "projects", "aims", "potential", "goal", "objective", "prospective", and similar expressions, or that events or conditions "will", "would", "may", "can", "could" or "should" occur. Such forward-looking statements include, among others, estimates of in-place mineralized material at the Iron Butte project and whether any or all of this material can be mined by open pit and processed by heap leaching methods, depending on metallurgical testing; that the deposit remains open in all directions. Information inferred from the interpretation of drilling results and information concerning mineral resource estimates may also be deemed to be forward-looking statements, as they constitute predictions of what might be found to be present when and if a project is actually developed.

It is important to note that the Company's actual outcomes may differ materially from those statements contained in this press release. Factors which may delay or prevent these forward looking statements from being realized include: that we may not be able to reach final agreement on definitive documents required parties; misinterpretation of data; that we may not be able to keep our qualified personnel; that funds expected to be received may not be; that our estimates of mineral resources are inaccurate; uncertainties involved in the interpretation of drilling results and other tests and the estimation of resources; that we may not be able to get equipment or labor as we need it; that we may not be able to raise sufficient funds to complete our intended exploration, purchase, lease or option payments; that our applications to drill may be denied; that weather, logistical problems or hazards may prevent us from exploration; that analysis of data cannot be done accurately and at depth; that results which we have found in any particular location are not necessarily indicative of larger areas of our property; and that despite encouraging data there may be no commercially exploitable mineralization on our properties. Readers should refer to the risk disclosures outlined in the Company's most-recent Form 10-K and Form 10-Q Reports filed with the Securities and Exchange Commission.